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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

      We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to Maxwell Shoe Company Inc.'s Executive Compensation Program and to the incorporation by reference therein of our report dated December 19, 2000, with respect to the consolidated financial statements and schedules of Maxwell Shoe Company Inc. included in its Annual Report (Form 10-K) for the year ended October 31, 2000, filed with the Securities and Exchange Commission



/S/ Ernst & Young LLP
ERNST & YOUNG LLP

Boston, Massachusetts

September 6, 2001